UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
June 21, 2016

RAPID FIRE MARKETING, INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-18656
(Commission File No.)

311 West Third Street
Suite 1234
Carson City, Nevada   89703
(Address of principal executive offices and Zip Code)

(775) 461-5127
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 20, 2016, we entered into a Stock Purchase Agreement (the "Agreement") with GELI Holdings, Inc., (hereinafter "GELI"), and Brent Fouch and Black Ice Advisors, LLC. (collectively "Sellers") wherein Sellers conveyed certain shares of our preferred stock and we issued certain shares of our common a to GELI and/or its designees in consideration of $50,000.  The foregoing agreement contained additional covenants and warranties by the parties thereto to perform certain acts, including but not limited to causing us to become current in our reporting with the SEC.  Further GELI acquired two promissory notes from Sellers.  After completion of the foregoing, GELI would own voting control of us.

ITEM 5.01	CHANGES IN CONTROL OF THE REGISTRANT.

On May 20, 2016, we entered into an agreement with GELI Holdings, Inc., (hereinafter "GELI"), and Brent Fouch and Black Ice Advisors, LLC. (collectively "Sellers") wherein Sellers conveyed certain shares of our common and preferred stock to GELI and/or its designees in consideration of $50,000.  The foregoing agreement contained additional covenants and warranties by the parties thereto to perform certain acts, including but not limited to causing us to become current in our reporting with the SEC.  Further GELI acquired two promissory notes from Sellers.  After completion of the foregoing, GELI would own voting control of us as follows:

1,000,000,000 shares of common stock which constitutes 85.15% of the total outstanding shares of common stock; 1,960,000 shares of our Series A1 Preferred Stock which constitutes 70.25% of the total outstanding shares of Series A Preferred Stock; and 16,000,000 shares of our Series B Preferred Stock which constitutes 100% of the total outstanding shares of Series B Preferred Stock.

Each share of common stock has one vote per share; each share of Series A1 Preferred Stock has 1 vote per share; and, each share of Series B Preferred Stock has 2,000 votes per share.

Thereafter, GELI would own approximately 77% of our common voting power.

Our outstanding shares of common stock, Series A1 Preferred Stock, Series A2 Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock, vote in common with each other on all matters submitted to shareholders.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 31, 2016, Ziyad Osachi was appointed to our board of directors.  Thereafter, James Connelly resigned all of the positions he held with us as an officer and director as a director.  On the same date, Ziyad Osachi was appointed by our board of directors to replace James Connelly as our president, principal executive officer, secretary, treasurer, principal financial officer and principal accounting officer.  At the time of Mr. Connelly's resignation as a director and when he was replaced as an officer, Mr. Connelly did not have any disagreements with us relating to our operations, policies or practices.

Mr. Osachi is our president, principal executive officer, secretary, treasurer, principal financial officer and principal accounting officer and sole member of our board of directors.  From June 21, 2011 until December 31, 2013, Mr. Osachi was unemployed.  Since December 1, 2013, Mr. Osachi has been employed by L&Z Wireless Enterprises, Inc. in Chula Vista, California as its store manager.  L&Z Wireless Enterprises, Inc. is a cell phone provider for Cricket Wireless.

Involvement in Certain Legal Proceedings

During the past ten years, Ziyad Osachi has not been the subject of the following events:

1.
A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

i)
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

	ii)	Engaging in any type of business practice; or
	iii)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.
The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5.
Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.
Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.
Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

	i)	Any Federal or State securities or commodities law or regulation; or
ii)
Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

	iii)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.
Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our stockholders or until removed from office in accordance with our Bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Employment Agreement

We do not have an employment agreement with Mr. Osachi.  None is anticipated at this time.  Mr. Osachi will be compensated as determined by our board of directors.

ITEM 8.01	OTHER EVENTS.

We are currently delinquent in our reporting obligations with the SEC.  We are in the process of preparing the delinquent quarterly Form 10-Qs and a Form 10-K for the year ended December 31, 2015.  We intend to diligently proceed with the preparation of the delinquent reports and will file them as soon as they are completed.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit	Document Description

10.1	Stock Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 21st day of June, 2016

RAPID FIRE MARKETING, INC.

BY:	ZIYAD OSACHI
Ziyad Osachi
President, Principal Executive Officer, Secretary, Treasurer, Principal Financial Officer, Principal Accounting Officer and sole Director